Exhibit 99.1

Atlas Technical Consultants Reports Strong Third Quarter 2022 Results

- Record Quarterly Revenue, Adjusted EBITDA, and Backlog - Each with Double-Digit Growth Year -Over-Year –

- Record Adjusted EBITDA Margin Highlights Strong Execution and Benefits of Growing Scale -

- Reaffirming the Midpoint and Narrowing 2022 Revenue and Adjusted EBITDA Outlook Ranges -

Austin, TX (November 8, 2022) – Atlas Technical Consultants, Inc. (Nasdaq: ATCX) (“Atlas” or the “Company”), a leading infrastructure and environmental services provider, announced today results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights:

(all comparisons versus the prior-year period unless otherwise noted)

●	Gross revenue grew 17% to $162.1 million, including 10% organic growth. Revenue, excluding subcontractor costs, grew 15%.

●	Gross margin, excluding subcontractor costs, was 59.5%, up 75 basis points; operating margin excluding subcontractor costs was 10.8%, up 310 basis points, driven by higher revenues, benefits of scale, improved pricing, and solid operational execution.

●	Net income was $2.0 million. Adjusted net income (1) was $8.9 million, or $0.23 per share, up 68%, which excludes $6.2 million of amortization of intangible assets and $0.8 million of non-recurring expenses.

●	Adjusted EBITDA(2) increased 30% to $25.8 million; Adjusted EBITDA margin, excluding subcontractor costs was a record 20.0%, and up 240 basis points.

●	Backlog reached another record level at $864 million, up 14% compared to last year.

“We continue to make excellent progress on our strategic initiatives, resulting in another quarter of record operating results, highlighted by 10% organic revenue growth,” said L. Joe Boyer, Atlas’ Chief Executive Officer. “Our third quarter results were strong across the board and included record revenue, margin performance, and backlog. These results are a testament to the success of our growth strategy and strong market demand for professional services across the infrastructure and environmental end-markets we serve. We remain committed to expanding our technical expertise across the organization, growing our scale, and attracting world-class talent to strengthen our position as a preeminent provider of mission-critical services for infrastructure and environmental markets.”

“Our record backlog and new business activity highlight the demand for our services and Atlas’ strong market position,” continued Boyer. “In the third quarter we saw particular strength in our transportation and government markets, and we continue to have success winning larger, long-term projects. Spending in our core infrastructure and environmental markets is expected to continue to grow in 2023 and beyond, with additional support from major government spending initiatives including the Infrastructure Investment and Jobs Act and the Inflation Reduction Act.”

“Our record third quarter results and strong year to date performance demonstrate the long-term growth potential we have at Atlas,” noted Boyer. “We are firmly on track to achieve our 2022 guidance and have tightened our outlook ranges for revenue and adjusted EBITDA. Additionally, we are optimistic that our growth and strong operating performance will continue in 2023 and beyond.”

Third Quarter 2022 Financial Performance

Gross revenue in third quarter 2022 was $162.1 million, an increase of $23.4 million, or 16.9% compared to the prior year period. Gross revenue growth was driven by revenue synergies created through the cross-selling of technical services, solid end-market fundamentals, improved pricing, and contributions from acquisitions. Organic gross revenue growth was 10.3%.

Gross profit increased to $76.8 million, compared to $66.1 million in the prior year quarter. Gross margin on gross revenue was 47.4%, compared to 47.7% in the prior year quarter, due to a higher mix of subcontracted work related to environmental remediation and transportation projects. Gross margin, excluding subcontractor costs, was 59.5%, compared to 58.8% in the prior year quarter due to pricing increases and solid operational execution.

Operating income was $13.9 million, compared to $8.6 million in the prior year quarter. Operating margin on gross revenue was 8.6%, compared to 6.2% in the prior year quarter. Operating margin, excluding subcontractor costs, was 10.8%, compared to 7.7% in the prior year quarter due to benefits of scale, cost controls, and $2.6 million of higher non-recurring expenses in third quarter 2021.

Net income was $2.0 million, compared to a net loss of $2.5 million in the prior year quarter. Adjusted net income (1) was $8.9 million or $0.23 per share, compared to $5.0 million, or $0.14 per share, in the prior year quarter, mainly due to improved operating results in the quarter. Adjusted net income excludes $6.2 million of amortization of intangible assets and $0.8 million of non-recurring expenses.

Adjusted EBITDA was $25.8 million, an increase of $6.0 million, or 30.3% compared to the prior year period.

Backlog was $864 million, up 1.1% from second quarter 2022, and up 14.1% compared to the prior year period, driven by key transportation, government, and power contract wins. Notifications of pending contract awards were approximately $133 million.

Operating cash flow was a use of $7.7 million in the quarter, in-line with seasonal patterns when working capital typically expands and compared to a use of $6.2 million in the prior year quarter.

Balance Sheet Update

Net leverage (3) at September 30, 2022 was 5.6x, unchanged from the end of second quarter 2022, and down from 6.4x at the end of second quarter 2021. The company remains committed to optimizing its capital structure by generating cash flow from operations, deleveraging M&A transactions, and continuously evaluating all options to enhance the balance sheet.

“In-line with typical summer seasonality, working capital increased in the third quarter, the period where we see the greatest demand for our services,” said David Quinn, Chief Financial Officer. “We expect to convert a large portion of this working capital in the fourth quarter leading to positive cash flow from operations for the full year.”

Updating Full Year 2022 Outlook

●	Gross revenue is anticipated to be in a range of $590 million to $610 million, compared to $538.8 million in 2021.

●	Adjusted 2022 EBITDA is expected to be in a range of $85 million to $89 million, compared to $73.2 million in 2021.

(1)	Adjusted net income is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted Net Income to the most comparable financial measure calculated in accordance with GAAP.
(2)	Adjusted EBITDA is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most comparable financial measure calculated in accordance with GAAP.
(3)	Net leverage is bank covenant net leverage calculated as (debt –cash) / LTM Adj. EBITDA including the pro forma impact from acquisitions and cost efficiencies.

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, November 9, 2022, at 9:00 a.m. Eastern time (8:00 a.m. Central time) to review third quarter 2022 results, discuss recent events and conduct a question-and-answer session. The live webcast will be available at www.oneatlas.com in the Investors section. The conference call will also be accessible by dialing 1-877-300-8521 (Domestic) and 1-412-317-6026 (International). A replay of the webcast will be available on the Company’s website.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of Infrastructure and Environmental Solutions. We partner with our clients to improve performance and extend lifecycle of built and natural infrastructure assets stressed by climate, health, and economic impacts. With 3,500+ employees nationwide, Atlas brings deep technical expertise to public- and private-sector clients, integrating services across four primary disciplines: Environmental; Testing, Inspection and Certification; Engineering & Design; and Program, Construction, and Quality Management. To learn more about Atlas innovations for transportation, commercial, water, government, education, and industrial markets, visit https://www.oneatlas.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements and involve a number of risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions and estimates, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our expectations and beliefs as of the date of this filing concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions or estimates that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described throughout our annual report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2022, particularly the “Risk Factors” section of such report and the factors described below: (1) the ability to maintain the listing of the Company’s shares of Class A common stock on Nasdaq; (2) the ability to recognize the anticipated benefits of acquisitions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees; (3) costs related to acquisitions; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors (including as a result of COVID-19); and (6) other risks and uncertainties indicated from time to time in the Company’s filings with the SEC, including those under “Risk Factors” therein. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this press release and in documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Unless specifically indicated otherwise, the forward-looking statements in this press release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this press release are made as of the date of its release, including expectations based on third-party information and projections that management believes to be reputable, and the Company does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

Reconciliation of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Atlas discloses Adjusted EBITDA, adjusted net income and adjusted earnings per share (“Adjusted EPS”), which are non-GAAP financial measures, in this press release. Atlas believes these financial measures are useful indicators to evaluate performance because they allow for an effective evaluation of Atlas’ operating performance when compared to its peers, without regard to its financing methods or capital structure. Atlas believes Adjusted EBITDA is useful for investors and others in understanding and evaluating Atlas’ operations results in the same manner as its management. However, Adjusted EBITDA is not a financial measure calculated in accordance with GAAP and should not be considered as substitutes for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

Atlas defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. Atlas excludes these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Atlas’ presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Atlas’ computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Atlas defines adjusted net income as net income excluding the after-tax impact of transaction costs, certain other non-recurring expenses, and the amortization of intangible assets. Atlas excludes these items from net income in arriving at adjusted net income because adjusted net income is an important measure of the underlying production and performance of the business. Certain items excluded from adjusted net income are significant components in understanding and assessing a company’s financial performance. Atlas’ presentation of adjusted net income should not be construed as an indication that results will be unaffected by the items excluded from adjusted net income. Atlas’ computation of adjusted net income may not be identical to other similarly titled measures of other companies. For a reconciliation of adjusted net income to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Atlas defines Adjusted EPS as adjusted net income divided by the weighted average shares outstanding for the period. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and the after-tax impact of transaction costs and certain other non-recurring expenses. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. Our definition of Adjusted EPS may differ from other companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income and Diluted Earnings per Share. For a reconciliation of Adjusted EPS to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED BALANCE SHEETS

Amounts in thousands, except per share data

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and equivalents	$9,451	$10,697
Accounts receivable, net	113,287	105,362
Unbilled receivables, net	57,245	45,924
Prepaid expenses	9,151	5,061
Other current assets	3,713	4,039
Total current assets	192,847	171,083
Property and equipment, net	15,492	13,757
Intangible assets, net	130,485	107,314
Goodwill	132,854	124,348
Other long-term assets	57,158	4,015
TOTAL ASSETS	$528,836	$420,517
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Trade accounts payable	$43,422	$42,521
Accrued liabilities	13,142	17,124
Current maturities of long-term debt	4,930	3,606
Other current liabilities	32,609	26,489
Total current liabilities	94,103	89,740
Long-term debt, net of current maturities and loan costs	510,369	462,193
Other long-term liabilities	49,451	20,074
Total liabilities	653,923	572,007
COMMITMENTS AND CONTINGENCIES (NOTE 12)

Class A common stock, $.0001 par value, 400,000,000 shares authorized, 37,708,556 and 33,645,212 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	4	3
Class B common stock, $.0001 par value, 100,000,000 shares authorized, 1,356,212 and 3,328,101 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	-	-
Additional paid in capital	(81,765)	(102,692)
Non-controlling interest	(20,629)	(20,210)
Accumulated other comprehensive income	9,321	-
Retained deficit	(32,018)	(28,591)
Total shareholders’ deficit	(125,087)	(151,490)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$528,836	$420,517

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED STATEMENTS OF OPERATIONS

Amounts in thousands, except per share data

	For the quarters ended		For the nine months ended
	September 30,	October 1,	September 30,	October 1,
	2022	2021	2022	2021
Revenues	$162,119	$138,719	$453,807	$393,550
Subcontractor costs	(33,154)	(26,206)	(93,025)	(73,123)
Other costs of revenues	(52,180)	(46,372)	(146,714)	(132,432)
Gross Profit	76,785	66,141	214,068	187,995
Operating expenses:
Personnel costs and benefits	(37,254)	(35,210)	(110,059)	(101,731)
Selling general and administrative	(16,832)	(16,327)	(48,604)	(44,379)
Change in fair value of earnouts	-	-	-	(2,823)
Depreciation and amortization	(8,821)	(5,971)	(24,117)	(16,471)
Total Operating expenses	(62,907)	(57,508)	(182,780)	(165,404)
Operating income	13,878	8,633	31,288	22,591
Interest expense	(11,502)	(10,750)	(34,392)	(44,050)
Income (loss) before income taxes	2,376	(2,117)	(3,104)	(21,459)
Income tax expense	(392)	(409)	(742)	(641)
Net income (loss)	1,984	(2,526)	(3,846)	(22,100)
Provision for non-controlling interest	(79)	233	419	13,019
Redeemable preferred stock dividends	-	0	-	(5,899)
Net income (loss) attributable to Class A common stock shareholders/members	$1,905	$(2,293)	$(3,427)	$(14,980)
Income (loss) Per Class A Common Share	$0.05	$(0.07)	$(0.10)	$(0.58)
Weighted average of shares outstanding:
Class A common shares (basic and diluted)	37,511,678	32,826,431	35,822,028	25,862,913

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED STATEMENTS OF CASH FLOWS

Amounts in thousands

	For the three months ended		For the nine months ended
	September 30,	October 1,	September 30,	October 1,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$1,984	$(2,526)	$(3,846)	$(22,100)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	8,821	5,972	24,117	16,471
Equity-based compensation expense	2,009	1,203	4,743	2,454
Interest expense, paid in kind	-	2,383	-	5,536
Loss on sale of property and equipment	-	33	-	32
Write-off of deferred financing costs related to debt extinguishment	-	-	-	15,197
Amortization of deferred financing costs	279	284	837	928
Provision for bad debts	-	108	-	(403)
Changes in assets & liabilities:
(Increase) decrease in accounts receivable and unbilled receivable	(4,818)	(9,693)	(6,567)	(6,969)
(Increase) decrease in prepaid expenses	(2,169)	786	(3,716)	(1,630)
(Increase) decrease in other current assets	1,182	135	334	1,721
(Decrease) increase in trade accounts payable	(5,492)	625	(6,049)	2,305
(Decrease) increase in accrued liabilities	(640)	(5,034)	(9,151)	(10,286)
(Decrease) increase in other current and long-term liabilities	(8,594)	(559)	(14,669)	(739)
(Increase) decrease in other long-term assets	(221)	81	-	(263)
Net cash (used in) provided by operating activities	(7,659)	(6,202)	(13,967)	2,254
Cash flows from investing activities:
Purchases of property and equipment	(3,203)	(960)	(7,283)	(2,407)
Proceeds from disposal of property and equipment	-	15	-	16
Purchase of business, net of cash acquired	(2,262)	-	(27,019)	(30,999)
Net cash (used in) investing activities	(5,465)	(945)	(34,302)	(33,390)
Cash flows from financing activities:
Proceeds from issuance of debt	-	-	26,000	496,754
Payment of loan acquisition costs	-	-	-	(8,543)
Repayments of debt	-	-	(2,400)	(294,463)
Net payments on revolving line of credit	11,529	315	25,063	(11,844)
Payment of contingent earnout	-	-	(1,640)	(1,706)
Distributions to non-controlling interests	-	(459)	-	(1,238)
Payment of redeemable preferred stock dividends	-	-	-	(1,185)
Repayment of redeemable preferred stock	-	-	-	(156,186)
Net cash provided by (used in) financing activities	11,529	(144)	47,023	21,589
Net change in cash and equivalents	(1,595)	(7,291)	(1,246)	(9,547)
Cash and equivalents - beginning of period	11,046	11,806	10,697	14,062
Cash and equivalents - end of period	$9,451	$4,515	$9,451	$4,515

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

Amounts in thousands

	For the quarters ended
	September 30, 2022	October 1, 2021
	(Unaudited)
Net Income (loss)	$1,984	$(2,526)
Interest	11,502	10,750
Taxes	392	409
Depreciation and amortization	8,821	5,972
EBITDA	22,699	14,605
Other non-recurring expenses(1)	753	3,360
Non-cash change in fair value of contingent consideration	-	-
Non-cash equity compensation(2)	2,304	1,801
Adjusted EBITDA	$25,756	$19,766

(1)	Includes acquisition related professional fees and other non-recurring legal and professional fees.
(2)	Includes the amortization of unvested restricted share units, performance share units and stock options granted in 2020, 2021 and 2022 to key management personnel and our compensation to our Board of Directors.

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME

Amounts in thousands

	For the quarters ended
	September 30, 2022	October 1, 2021
	(Unaudited)
Net Income (loss)	$1,984	$(2,526)
Amortization of intangible assets	6,193	4,208
Other non-recurring expenses	753	3,360
Non-cash change in fair value of contingent consideration		-
Income tax expense	-	-
Adjusted net income	$8,930	$5,042

	(Unaudited)
Net Income (loss)	$0.05	$(0.07)
Amortization of intangible assets	0.16	0.11
Other non-recurring expenses	0.02	0.09
Non-cash change in fair value of contingent consideration	-	-
Income tax expense	-	-
Adjusted EPS	$0.23	$0.14
Total shares outstanding Class A and B common shares (basic and diluted):	39,065	36,973

Contacts:

Media

Karlene Barron

770-314-5270

karlene.barron@oneatlas.com

Investor Relations

Chase Jacobson, Vallum Advisors

512-851-1507

ir@oneatlas.com